UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2011

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 5, 2011, Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) entered into a Lease Agreement (the “Lease”) with ARE-SD Region No. 24, LLC, a Delaware limited liability company (“Landlord”), for certain premises consisting of a total of approximately 16,429 square feet of space in an office building located at 11119 North Torrey Pines, San Diego, California, to serve as the Company’s new corporate headquarters (the “New Premises”). As further described below, due to the fact that certain tenant improvements need to be made to the New Premises before the Company can occupy the New Premises, the term of the Lease will commence on July 1, 2012. However, the lease for the premises (the “Existing Premises”) currently used by the Company for its corporate headquarters (the “Existing Lease”) terminates on December 31, 2011. Therefore, the Company simultaneously entered into a License Agreement (the “License”) with ARE-3535/3565 General Atomics Court, LLC, a Delaware limited liability company (“Licensor”), an affiliate of the Landlord, for space in an office building located at 3565 General Atomics Court, San Diego, California (the “Licensed Premises”).

Pursuant to the License, the Company will have the right to use the Licensed Premises. The License term will commence on delivery of the Licensed Premises, which the Company expects to occur on January 1, 2012, and shall expire upon completion of the improvements to the New Premises, unless earlier terminated. Pursuant to the terms of the License, the Company is required to pay a portion of the Licensor’s operating expenses for the Licensed Premises, which is anticipated to be approximately $21,000 per month. In addition, beginning on July 1, 2012, if the Company has not yet relocated to the New Premises, it will be required to pay an additional $35,134 per month. In the event the Licensor is unable to deliver the Licensed Premises to the Company on January 1, 2012, the Licensor may provide the Company with alternative premises, the Company may be able to remain at the Existing Premises, subject to a holdover premium and certain indemnification obligations, or the Company may be required to find alternative space. The Company has the right to terminate the License on or before November 1, 2011.

Subject to certain exceptions related to tenant improvements to the New Premises, the Lease term will commence on July 1, 2012 and expires eighty-four months later, unless earlier terminated, with an option to extend the Lease term for a single, five-year period. Pursuant to the terms of the Lease, the monthly base rent will be $45,179.75, subject to a 3% annual increase. If the Lease term is extended for the optional five-year period, the monthly base rent will be adjusted based on fair market rental value. In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs (including costs of capital repairs and improvements) paid or accrued in connection with the ownership and operation of the property. The Lease includes customary provisions providing for late fees for unpaid rent, Landlord access to the property and events of default. The Company also has expansion rights under the Lease.

The foregoing descriptions of the terms of the Lease and the License do not purport to be complete and are qualified in their entirety by reference to the full text of the Lease and the License, a copy of each of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Lease Agreement, dated September 5, 2011 between Ligand Pharmaceuticals Incorporated and ARE-SD Region No. 24, LLC.

10.2	License Agreement, dated September 5, 2011 between Ligand Pharmaceuticals Incorporated and ARE-3535/3565 General Atomics Court, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 9, 2011	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement, dated September 5, 2011 between Ligand Pharmaceuticals Incorporated and ARE-SD Region No. 24, LLC.

10.2	License Agreement, dated September 5, 2011 between Ligand Pharmaceuticals Incorporated and ARE-3535/3565 General Atomics Court, LLC.